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Exhibit 99

CENDANT REPORTS RECORD RESULTS FOR THE FOURTH QUARTER
AND FULL YEAR 2003

4Q 2003 EPS from Continuing Operations Increased 17% to $0.28
Versus $0.24 in 4Q 2002

Full Year 2003 EPS from Continuing Operations Increased 40% to $1.41
Versus $1.01 in 2002

Full Year 2003 Net Cash Provided By Operating Activities Was $7.2 Billion

Full Year 2003 Free Cash Flow Was $2.6 Billion

Company Reiterates Its Projection of 2004 EPS from Continuing
Operations of $1.55—$1.62

New York, NY, February 4, 2004—Cendant Corporation (NYSE: CD) today reported record fourth quarter 2003 EPS from Continuing Operations of $0.28, versus $0.24 in fourth quarter 2002, an increase of 17%, and record full year 2003 EPS from Continuing Operations of $1.41, versus $1.01 in 2002, an increase of 40%. The fourth quarter result exceeded the Company's prior projection of $0.27 and the full year result was at the high-end of the Company's prior projection of $1.40—$1.41.

The Company reiterated its projection of EPS from Continuing Operations for full year 2004 of $1.55—$1.62 and for first quarter 2004 of $0.27—$0.28. The Company also continues to forecast 2004 Net Cash Provided by Operating Activities of approximately $5 billion and Free Cash Flow of more than $2 billion. These projections reflect continued strength in our residential real estate franchise and brokerage businesses, cost savings from the integration of Budget's car and truck rental operations, and modestly improving travel activity, balanced by substantially lower mortgage refinancing volumes.

Cendant's Chairman, Chief Executive Officer and President, Henry R. Silverman, stated: "During the full year 2003, we grew the revenue of our reportable segments organically by 6%, produced record EPS, and exceeded our goals for Free Cash Flow generation, corporate debt reduction and stock repurchases. We generated $2.6 billion in Free Cash Flow and deployed that cash primarily to reduce corporate debt, net of cash on the balance sheet, by $1.55 billion and repurchase $644 million in common stock, net of proceeds from option exercises. At the same time, we enhanced transparency by consolidating our significant off-balance sheet affiliates, discontinued the reporting of adjusted earnings, began to expense equity compensation, and implemented a variety of other enhancements to corporate governance. Most importantly, we continued to invest in our businesses to facilitate sustainable organic growth and competitive advantages in the markets we serve.

"In 2004, we intend to continue to execute on the strategy laid out in 2003, which should deliver 10%—15% growth in EPS from Continuing Operations and in excess of $2 billion of Free Cash Flow. We plan to deploy our Free Cash Flow primarily to reduce corporate debt, repurchase common stock, invest in strategic tuck-in acquisitions and, beginning in first quarter 2004, to pay our first-ever cash dividend."

Recent Achievements

The Company's results during the fourth quarter enabled it to achieve its full year 2003 cash flow generation, debt reduction and share repurchase goals:

  •
  During the quarter, we generated Net Cash Provided by Operating Activities of approximately $3.8 billion and Free Cash Flow of approximately $370 million. See Table 7 for a description of Free Cash Flow and a reconciliation to Net Cash Provided by Operating Activities.

  •
  During the quarter, we reduced corporate debt, net of cash on the balance sheet, by $116 million. Corporate debt excludes Debt under Management and Mortgage Programs. As of

    December 31, 2003, the Company had $840 million of cash and cash equivalents and approximately $6.0 billion of corporate debt outstanding, including $863 million of mandatorily convertible Upper DECS securities. See Table 5 for more detailed information.

  •
  During the quarter, we utilized $181 million of cash for the repurchase of common stock, net of proceeds from option exercises.

Subsequent to December 31, 2003, the Company has:

  •
  Announced that, as part of its debt reduction strategy, on February 13, 2004 it intends to exercise its right to redeem the Zero Coupon Senior Convertible Contingent Debt Securities ("CODES") due February 2021 for cash at their accreted value. If the Company is unable to redeem the CODES for cash because holders have elected to convert them into Cendant common stock, it expects to use cash to repurchase up to an additional 22 million shares of common stock in the open market, subject to the approval of its Board of Directors.

  •
  Announced that it has amended its contractual arrangements with Trilegiant Corporation pursuant to which Cendant will assume responsibility for marketing to new members of its membership clubs as well as servicing existing members.

  •
  Utilized $83 million of cash for the repurchase of common stock, net of proceeds from option exercises.

Fourth Quarter 2003 Results of Reportable Segments
The following discussion of operating results focuses on revenue and EBITDA for each of our reportable operating segments. EBITDA is defined as earnings from continuing operations before non-program related depreciation and amortization, non-program related interest, amortization of pendings and listings, income taxes and minority interest. EBITDA is the measure that we use to evaluate performance in each of our reportable operating segments in accordance with generally accepted accounting principles. Revenue and EBITDA are expressed in millions.

Real Estate Services
(Consisting of the Company's real estate franchise brands, brokerage operations, mortgage services, settlement services and relocation services)

	2003	2002	% change
Revenue	$1,597	$1,506	6%
EBITDA	$257	$276	(7%)

Revenue and EBITDA were positively impacted by strong organic growth in real estate franchise royalties and real estate brokerage commissions earned by NRT. Real estate franchise royalty and marketing fund revenue increased 14%, primarily due to a 10% increase in home sale transactions and a 10% increase in average price. Revenue generated by our NRT real estate brokerage business increased 10% organically, primarily due to increases in home sale transactions and average price. As expected, the revenue and EBITDA growth from increased home sale activity was offset by lower mortgage production volume and compressed margins on securitized loan sales, partially mitigated by increased net revenue from mortgage servicing activities, as mortgage refinancing activity declined year-over-year.

Hospitality
(Consisting of the Company's nine franchised lodging brands, timeshare exchange and timeshare sales and marketing, and vacation rental businesses)

	2003	2002	% change
Revenue	$612	$541	13%
EBITDA	$150	$136	10%

Revenue and EBITDA increased primarily due to strong organic growth in our timeshare sales and exchange businesses. Revenue from sales of vacation ownership interests in our timeshare resorts grew 22%, and timeshare subscription and exchange revenue increased 14%. European vacation rental revenue also increased more than 20%, while lodging revenue declined due to lower non-royalty fees.

Travel Distribution
(Consisting primarily of electronic global distribution services for the travel industry and travel agency services)

	2003	2002	% change
Revenue	$393	$381	3%
EBITDA	$108	$121	(11%	)

Revenue increased primarily due to Trip Network, Inc., which operates the rapidly growing on-line travel business of Cheap Tickets and was acquired in March 2003. EBITDA declined due to a 2% reduction in Galileo air travel revenues, as well as the acquisition and integration of Trip Network, Inc. We continue to migrate the offline travel operations of Cheap Tickets to our online platform, which resulted in higher costs in fourth quarter 2003, but is expected to positively impact future periods.

Vehicle Services
(Consisting of vehicle rental, vehicle management services and fleet card services)

	2003	2002	% change
Revenue	$1,385	$1,153	20%
EBITDA	$73	$72	1%

Revenue increased primarily due to the acquisition of the principal car and truck rental operations of Budget Group, Inc. in fourth quarter 2002 and due to organic growth in Wright Express' fuel card management business. EBITDA increased primarily due to higher margins at Avis, as a 5% increase in time and mileage revenue per day more than offset a 3% decline in car rental volume. As expected, year-over-year EBITDA comparisons were negatively impacted by our owning Budget for the full fourth quarter in 2003 versus a partial fourth quarter in 2002, as that business typically operates at a seasonal loss during the fourth quarter and incurred higher integration costs in 2003. The integration of Budget, which represents a significant growth opportunity over the next two years, is proceeding according to plan.

Financial Services
(Consisting of individual membership products, insurance-related services, financial services enhancement products and tax preparation services)

	2003	2002	% change
Revenue	$367	$273	34%
EBITDA	$61	$76	(20%	)

The consolidation of Trilegiant beginning on July 1, 2003, pursuant to FASB Interpretation No. 46, resulted in increased revenue and marginally lower EBITDA. In addition, revenue and EBITDA were reduced, as expected, by the continued attrition of the base of members that we retained at the time we outsourced our membership business to Trilegiant on June 30, 2001. The effect on EBITDA was partially mitigated by a net reduction in expenses from servicing fewer members. We expect the EBITDA of this segment in 2004 to exceed 2003 levels due primarily to the consolidation of Trilegiant and the resulting contribution of revenues from members who joined after June 30, 2001.

Corporate and Other
Year over year EBITDA comparisons were positively impacted by a pretax net litigation related charge of $70 million in fourth quarter 2002.

2004 Outlook
The Company continues to project the following EPS from Continuing Operations for 2004:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
2004	$0.27-$0.28	$0.42-$0.44	$0.53-$0.55	$0.33-$0.35	$1.55-$1.62
2003	$0.30	$0.37	$0.47	$0.28	$1.41

The Company also announced the following detailed financial projections for full year 2004 (in millions):

	Full Year 2003 Actual	Full Year 2004 Projected
Revenue
Real Estate Services
Mortgage	$1,025	$775-825
Other Real Estate Services	5,695	5,975-6,125

Total Real Estate Services	6,720	6,750-6,950
Hospitality	2,523	2,800-2,900
Travel Distribution	1,659	1,850-1,950
Vehicle Services	5,852	5,950-6,100

Total Travel Services	10,034	10,600-10,950
Financial Services	1,401	1,650-1,750

Total Reportable Operating Segments	$18,155	$19,150-19,500
Corporate and Other	38	50-100

Total Revenue	$18,193	$19,200-19,600

EBITDA
Real Estate Services	$1,272	$1,150-1,200
Hospitality	633	725-775
Travel Distribution	459	475-525
Vehicle Services	442	600-650
Financial Services	363	400-450

Total Reportable Operating Segments	$3,169	$3,450-3,525
Corporate and Other	(35)	(60-50)
Depreciation and amortization(a)	(518)	(580-565)
Amortization of pendings/listings	(20)	(25-20)
Interest expense, net(a)(b)	(365)	(270-265)

Pretax income	$2,231	$2,515-2,630
Provision for income taxes	(745)	(835-875)
Minority interest	(21)	(10-5)

Income from continuing operations	$1,465	$1,670-1,750

Diluted weighted average shares outstanding(c)	1,040	1,085-1,070
*
Projections do not total because we do not expect the actual results of all segments to be at the lowest or highest end of any projected range simultaneously.

*
The effective tax rate is expected to be approximately 33.3% in 2004, excluding any potential one-time benefit associated with the Trilegiant transaction announced on January 30, 2004.

(a)
Depreciation and amortization excludes amounts related to our assets under management and mortgage programs, and interest expense excludes amounts related to our debt under management and mortgage programs, both of which are already reflected in EBITDA.

(b)
2003 interest expense includes $58 million of losses on the early extinguishment of debt.

(c)
Diluted weighted average shares outstanding forecasted for 2004 reflect conversion of the Upper DECS and incremental dilution from employee stock options, partially offset by actual and anticipated common stock repurchases.

Investor Conference Call

Cendant will host a conference call to discuss the fourth quarter results on Thursday, February 5, 2004, at 11:00 a.m. (EST). Investors may access the call live at www.cendant.com or by dialing (913) 981-4900. A web replay will be available at www.cendant.com following the call. A telephone replay will be available from 2:00 p.m. (EST) on February 5, 2004 until 8:00 p.m. (EST) on February 12, 2004 at (719) 457-0820, access code: 160360.

Cendant Corporation is primarily a provider of travel and residential real estate services. With approximately 90,000 employees, New York City-based Cendant provides these services to businesses and consumers in over 100 countries.

More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company's Web site at www.cendant.com or by calling 877-4-INFOCD (877-446-3623).

Statements about future results made in this release, including the projections, and the statements attached hereto constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Cendant's Form 10-Q for the period ended September 30, 2003.

Such forward-looking statements include projections. Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts, nor have such projections been audited, examined or otherwise reviewed by independent auditors of Cendant or its affiliates. In addition, such projections are based upon many estimates and are inherently subject to significant economic, competitive and other uncertainties and contingencies, including but not limited to the impact of war or terrorism, which are beyond the control of management of Cendant and its affiliates. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by Cendant or its affiliates that the projections will prove to be correct.

This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have provided a reconciliation of those measures to the most directly comparable GAAP measures, which is contained in the tables to this release and on our web site at www.cendant.com.

Media Contact: Elliot Bloom 212-413-1832	Investor Contacts: Sam Levenson 212-413-1834
Henry A. Diamond 212-413-1920

# # #

Tables Follow

Table 1
(page 1 of 2)

Cendant Corporation and Subsidiaries
SUMMARY DATA SHEET
(Dollars in millions, except per share data)

	Fourth Quarter
			% Change
	2003	2002
Income Statement Items
Net Revenues	$4,350	$3,876	12%
Pretax Income (A)	441	382	15%
Income from Continuing Operations	288	247	17%
EPS from Continuing Operations (diluted)	0.28	0.24	17%
Balance Sheet Items as of December 31, 2003 and 2002
Total Corporate Debt (Excluding Upper DECS)	$5,139	$5,976
Cash and Cash Equivalents	840	126
Total Stockholders' Equity	10,186	9,315
Cash Flow Items
Net Cash Provided by Operating Activities	$3,777	$714
Free Cash Flow (B)	368	396
Net Cash Used in Management and Mortgage Program Activities (C)	(38)	(133)
Payments Made for Current Period Acquisitions, Net of Cash Acquired	(69)	(194)
Net Debt Repayments	(259)	(15)
Net Repurchases of Common Stock	(181)	(71)
Reportable Operating Segment Results
	Fourth Quarter		% Change
Net Revenues	2003	2002	As Reported	Organic (D)
Real Estate Services
Mortgage	$215	$246	(13%)	(13%)
Other Real Estate Services	1,382	1,260	10%	8%

Total Real Estate Services	1,597	1,506	6%	5%

Hospitality	612	541	13%	14%
Travel Distribution	393	381	3%	(1%)
Vehicle Services	1,385	1,153	20%	1%

Total Travel Services	2,390	2,075	15%	4%

Financial Services	367	273	34%	(9%)

Total Reportable Segments	4,354	3,854	13%	3%
Corporate and Other	(4)	22	*

Total Company	$4,350	$3,876	12%

EBITDA
Real Estate Services	$257	$276	(7%)	(6%)
Hospitality	150	136	10%	16%
Travel Distribution	108	121	(11%)	(5%)
Vehicle Services	73	72	1%	22%
Financial Services	61	76	(20%)	(6%)

Total Reportable Segments	649	681	(5%)	1%
Corporate and Other (E)	4	(84)

Total Company	653	597
Less: Non-program related depreciation and amortization	131	129
Non-program related interest expense, net	73	69
Amortization of pendings and listings	8	17

Pretax Income (A)	$441	$382	15%

*
Not meaningful.
(A)
Referred to as "Income before income taxes and minority interest" on the Consolidated Condensed Statements of Income presented on Table 2.
(B)
See Table 7 for the underlying calculations and reconciliations.
(C)
Included as a component of Free Cash Flow. This amount represents the net cash flows from the operating, investing and financing activities of management and mortgage programs.
(D)
See Table 8 for underlying calculations.
(E)
Principally reflects unallocated corporate overhead.

Table 1
(page 2 of 2)

Cendant Corporation and Subsidiaries
SUMMARY DATA SHEET
(Dollars in millions, except per share data)

	Full Year
			% Change
	2003	2002
Income Statement Items
Net Revenues	$18,193	$14,187	28%
Pretax Income (A)	2,231	1,617	38%
Income from Continuing Operations	1,465	1,051	39%
EPS from Continuing Operations (diluted)	1.41	1.01	40%
Balance Sheet Items as of December 31, 2003 and 2002
Total Corporate Debt (Excluding Upper DECS)	$5,139	$5,976
Cash and Cash Equivalents	840	126
Total Stockholders' Equity	10,186	9,315
Cash Flow Items
Net Cash Provided by Operating Activities	$7,202	$1,077
Free Cash Flow (B)	2,578	30
Net Cash Used in Management and Mortgage Program Activities (C)	(5)	(88)
Payments Made for Current Period Acquisitions, Net of Cash Acquired	(149)	(1,061)
Net Debt Repayments	(886)	(1,474)
Net Repurchases of Common Stock	(644)	(166)
Reportable Operating Segment Results
	Full Year		% Change
Net Revenues	2003	2002	As Reported	Organic (D)
Real Estate Services
Mortgage	$1,025	$480	114%	109%
Other Real Estate Services	5,695	4,207	35%	9%

Total Real Estate Services	6,720	4,687	43%	20%

Hospitality	2,523	2,180	16%	7%
Travel Distribution	1,659	1,695	(2%)	(8%)
Vehicle Services	5,852	4,274	37%	—

Total Travel Services	10,034	8,149	23%	—

Financial Services	1,401	1,325	6%	(11%)

Total Reportable Segments	18,155	14,161	28%	6%
Corporate and Other	38	26	*

Total Company	$18,193	$14,187	28%

EBITDA
Real Estate Services	$1,272	$832	53%	57%
Hospitality	633	625	1%	(2%)
Travel Distribution	459	526	(13%)	(9%)
Vehicle Services	442	408	8%	1%
Financial Services	363	450	(19%)	(16%)

Total Reportable Segments	3,169	2,841	12%	12%
Corporate and Other (E)	(35)	(198)

Total Company	3,134	2,643
Less: Non-program related depreciation and amortization	518	466
Non-program related interest expense, net	307	262
Early extinguishment of debt	58	42
Amortization of pendings and listings	20	256

Pretax Income (A)	$2,231	$1,617	38%

*
Not meaningful.
(A)
Referred to as "Income before income taxes and minority interest" on the Consolidated Condensed Statements of Income presented on Table 2.
(B)
See Table 7 for the underlying calculations and reconciliations.
(C)
Included as a component of Free Cash Flow. This amount represents the net cash flows from the operating, investing and financing activities of management and mortgage programs.
(D)
See Table 8 for underlying calculations.
(E)
Principally reflects unallocated corporate overhead.

Table 2

Cendant Corporation and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002 (*)	2003 (*)	2002 (*)
Revenues
Service fees and membership, net	$3,015	$2,762	$12,491	$10,062
Vehicle-related	1,328	1,102	5,646	4,078
Other	7	12	56	47

Net revenues	4,350	3,876	18,193	14,187

Expenses
Operating	2,287	2,033	9,403	6,806
Vehicle depreciation, lease charges and interest, net	622	561	2,487	2,094
Marketing and reservation	444	333	1,756	1,392
General and administrative	347	270	1,368	1,120
Non-program related depreciation and amortization	131	129	518	466
Non-program related interest, net:
Interest expense, net	73	69	307	262
Early extinguishment of debt	—	—	58	42
Acquisition and integration related costs:
Amortization of pendings and listings	8	17	20	256
Other	4	5	34	29
Litigation and related charges, net	(7)	77	11	103

Total expenses	3,909	3,494	15,962	12,570

Income before income taxes and minority interest	441	382	2,231	1,617
Provision for income taxes	149	129	745	544
Minority interest, net of tax	4	6	21	22

Income from continuing operations	288	247	1,465	1,051
Income from discontinued operations, net of tax	—	—	—	51
Loss on disposal of discontinued operations, net of tax	—	—	—	(256)

Income before cumulative effect of accounting change	288	247	1,465	846
Cumulative effect of accounting change, net of tax	—	—	(293)	—

Net income	$288	$247	$1,172	$846

Earnings per share
Basic
Income from continuing operations	$0.29	$0.24	$1.44	$1.03
Cumulative effect of accounting change	—	—	(0.29)	—
Net income	0.29	0.24	1.15	0.83
Diluted
Income from continuing operations	$0.28	$0.24	$1.41	$1.01
Cumulative effect of accounting change	—	—	(0.28)	—
Net income	0.28	0.24	1.13	0.81
Weighted average shares
Basic	1,011	1,034	1,017	1,019
Diluted	1,042	1,045	1,040	1,043

(*)
Certain reclassifications have been made to conform to the current presentation.

2

Table 3
(page 1 of 2)

Cendant Corporation and Affiliates
SEGMENT REVENUE DRIVER ANALYSIS
(Revenue dollars in thousands)

	Fourth Quarter
	2003	2002	% Change
REAL ESTATE SERVICES SEGMENT
Real Estate Franchise
Closed Sides—Domestic	559,554	507,704	10%
Average Price	$216,254	$197,084	10%
Royalty and Marketing Revenue (A)	$185,971	$162,670	14%
Total Revenue	$192,414	$169,363	14%
Real Estate Brokerage
Net Revenue from Real Estate Transactions (B)	$989,341	$884,279	12%
Other Revenue	$10,047	$11,099	(9%)
Total Revenue	$999,388	$895,378	12%
Relocation
Service Based Revenue (Referrals, Outsourcing, etc.)	$65,578	$61,426	7%
Asset Based Revenue (Home Sale Closings and Financial Income)	$34,060	$35,936	(5%)
Total Revenue	$99,638	$97,362	2%
Mortgage
Production Loans Closed to be Securitized (millions)	$10,019	$13,158	(24%)
Other Production Loans Closed (millions)	$4,923	$6,044	(19%)
Production Loans Sold (millions)	$11,323	$12,225	(7%)
Average Servicing Loan Portfolio (millions)	$130,828	$112,250	17%
Production Revenue	$239,229	$303,523	(21%)
Gross Recurring Servicing Revenue	$113,703	$108,134	5%
Amortization and Impairment of Mortgage Servicing Rights	$(158,695)	$(263,887)	*
Hedging Activity for Mortgage Servicing Rights	$12,752	$98,942	*
Other Servicing Revenue (C)	$8,065	$(394)	*
Total Revenue	$215,054	$246,318	(13%)
Settlement Services
Title and Appraisal Units	100,514	127,934	(21%)
Total Revenue	$90,602	$98,979	(8%)
HOSPITALITY SEGMENT
Lodging
RevPAR	$22.46	$22.01	2%
Weighted Average Rooms Available	480,672	508,414	(5%)
Royalty, Marketing and Reservation Revenue	$77,277	$76,722	1%
Total Revenue	$90,492	$100,669	(10%)
RCI (D)
Average Subscriptions	2,981,700	2,915,764	2%
Average Subscription Fee	$59.29	$55.77	6%
Subscription Revenue	$44,193	$40,650	9%
Timeshare Exchanges	382,349	372,153	3%
Average Exchange Fee (E)	$173.24	$150.58	15%
Exchange Fee Revenue	$66,238	$56,038	18%
Total Revenue	$126,599	$115,189	10%
Fairfield Resorts
Tours	122,994	119,504	3%
Total Revenue	$223,956	$183,047	22%
Trendwest Resorts
Tours	77,435	84,731	(9%)
Total Revenue	$136,052	$112,929	20%
Vacation Rental Group
Cottage Weeks Sold	124,096	127,294	(3%)
Total Revenue (F)	$36,087	$29,442	23%

*
Not meaningful.
(A)
Includes intercompany royalties paid by Real Estate Brokerage.
(B)
Net of intercompany royalties paid to Real Estate Franchise.
(C)
Includes net interest expense of $15 million and $18 million for the three months ended December 31, 2003 and 2002, respectively.
(D)
Includes weeks and points members.
(E)
The average exchange fee includes the yield from the rental of excess RCI vacation intervals to RCI members.
(F)
The 2003 amount includes the revenues of businesses acquired during or subsequent to fourth quarter 2002. Accordingly, fourth quarter 2002 revenue is not comparable to the current period amount.

2

Table 3
(page 2 of 2)

Cendant Corporation and Affiliates
SEGMENT REVENUE DRIVER ANALYSIS
(Revenue dollars in thousands)

	Fourth Quarter
	2003	2002	% Change
TRAVEL DISTRIBUTION SEGMENT
Galileo Domestic Booking Volume (000's)
Air (A)	17,281	18,304	(6%)
Car/Hotel	4,024	4,199	(4%)
Galileo International Booking Volume (000's)
Air (A)	37,027	37,651	(2%)
Car/Hotel	1,274	1,243	2%
Galileo Worldwide Booking Volume (000's)
Air (A)	54,308	55,955	(3%)
Car/Hotel	5,298	5,442	(3%)
Galileo Revenue	$353,714	$353,223	—
Travel Services On-line Gross Bookings (000's)	$214,538	$177,303	21%
Travel Services Off-line Gross Bookings (000's)	$123,434	$163,860	(25%)
Total Revenue (B)	$392,405	$380,869	3%
VEHICLE SERVICES SEGMENT
Avis
Rental Days (000's)	13,277	13,670	(3%)
Time and Mileage Revenue per Day	$42.08	$40.04	5%
Average Length of Rental (stated in Days)	3.53	3.60	(2%)
Total Revenue (C)	$627,433	$616,172	2%
Budget (D)
Car Rental Days (000's)	6,452	6,772	(5%)
Time and Mileage Revenue per Day	$35.35	$33.68	5%
Average Length of Rental (stated in Days)	4.25	4.29	(1%)
Car Rental Revenue (C) (E)	$256,896	$113,207	*
Truck Rental Revenue (C) (E)	$121,652	$50,529	*
Total Revenue (C) (E)	$378,548	$163,736	*
Vehicle Management and Fuel Card Services
Average Fleet (Leased)	313,947	316,966	(1%)
Average Number of Cards (000's)	3,921	3,673	7%
Service Based Revenue	$59,996	$52,408	14%
Asset Based Revenue	$319,317	$321,390	(1%)
Total Revenue	$379,313	$373,798	1%
FINANCIAL SERVICES SEGMENT
Insurance/Wholesale-related Revenue	$156,359	$143,580	9%
Individual Membership Revenue (F) (G)	$205,680	$119,298	*
Trilegiant Royalty Paid to Cendant (H)	$13,624	$4,326	*
Total Revenue (G)	$366,665	$273,290	*

*
Not meaningful.
(A)
The 2002 amounts have been revised to reflect segments on a basis consistent with 2003 and with industry standards.
(B)
The 2003 amount includes the revenues of businesses acquired during or subsequent to the fourth quarter of 2002. Accordingly, fourth quarter 2002 revenue is not comparable to the current period amount.
(C)
Certain reclassifications have been made to the 2002 amounts to conform to the current presentation.
(D)
The methodology for calculating Budget's revenue drivers currently differs from the methodology used for the Avis business as Budget has not yet been integrated onto our system. Due to the methodology difference, Budget's length of rental will be longer than Avis' based on a rental of the same duration and, accordingly, Budget's time and mileage per day will be lower than Avis' for the same rental. The integration is expected to occur by the end of second quarter 2004.
(E)
The 2002 amount reflects the revenues of Budget from the acquisition date (November 22, 2002) forward while the 2003 amount includes the revenues for the entire quarter. Accordingly, fourth quarter 2002 revenue is not comparable to the current period amount.
(F)
Includes membership fee revenues that the Company continues to collect from the members that existed as of July 2001, and in 2003 includes membership fee revenues (including the royalty paid to Cendant) generated from Trilegiant's members.
(G)
As of July 1, 2003, Cendant began consolidating the results of Trilegiant pursuant to a new accounting standard. Accordingly, fourth quarter 2002 revenues are not comparable to the current period amounts.
(H)
Reflects only Cendant's royalty received from Trilegiant on revenues generated by Trilegiant's members (those who joined the clubs and programs subsequent to July 2001). As the Company now consolidates Trilegiant (as of July 1, 2003), this royalty is eliminated in consolidation.

Table 4

Cendant Corporation and Subsidiaries
CONSOLIDATED CONDENSED BALANCE SHEETS
(In billions)

	As of December 31, 2003	As of December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$0.8	$0.1
Other current assets	3.7	3.2

Total current assets	4.5	3.3
Property and equipment, net	1.8	1.8
Goodwill	11.1	10.7
Other non-current assets	4.0	4.9

Total assets exclusive of assets under programs	21.4	20.7
Assets under management and mortgage programs	17.6	15.2

Total assets	$39.0	$35.9

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$1.6	$—
Other current liabilities	5.6	5.0

Total current liabilities	7.2	5.0
Long-term debt, excluding Upper DECS	3.5	5.6
Upper DECS	0.9	0.9
Other non-current liabilities	1.1	0.9

Total liabilities exclusive of liabilities under programs	12.7	12.4
Liabilities under management and mortgage programs	16.1	13.8
Mandatorily redeemable preferred interest in a subsidiary	—	0.4
Total stockholders' equity	10.2	9.3

Total liabilities and stockholders' equity	$39.0	$35.9

2

Table 5

Cendant Corporation and Subsidiaries
SCHEDULE OF CORPORATE DEBT (A)
(In millions)

Earliest Mandatory Redemption Date	Maturity Date		December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002
		Net Debt
December 2003	December 2003	7 3/4% notes	$—	$229	$229	$229	$966
February 2004	February 2021	Zero coupon senior convertible contingent notes (B)	430	428	425	422	420
May 2004	May 2021	Zero coupon convertible debentures (C)	7	7	7	401	857
November 2004	November 2011	3 7/8% convertible senior debentures (D)	804	804	804	804	1,200
August 2006	August 2006	6 7/8% notes	849	849	849	849	849
January 2008	January 2008	6 1/4% notes	797	796	796	796	—
May 2009	May 2009	11% senior subordinated notes (E)	333	337	398	435	530
March 2010	March 2010	6 1/4% notes	348	348	348	348	—
January 2013	January 2013	7 3/8% notes	1,190	1,190	1,190	1,189	—
March 2015	March 2015	7 1/8% notes	250	250	250	250	—
	December 2005	Revolver borrowings	—	—	—	—	600
		Net hedging gains (F)	31	80	163	81	89
		Other	100	101	86	88	90

			5,139	5,419	5,545	5,892	5,601
		Plus: Mandatorily redeemable preferred interest	—	—	375	375	375

		Total corporate debt, excluding Upper DECS	5,139	5,419	5,920	6,267	5,976
		Plus: Upper DECS	863	863	863	863	863

		Total Debt	6,002	6,282	6,783	7,130	6,839
		Less: Cash and cash equivalents	840	1,004	627	580	126

		Net Debt	$5,162	$5,278	$6,156	$6,550	$6,713

		Net Capitalization
		Total Stockholders' Equity	$10,186	$9,955	$9,776	$9,529	$9,315
		Total Debt (per above)	6,002	6,282	6,783	7,130	6,839

		Total Capitalization	16,188	16,237	16,559	16,659	16,154
		Less: Cash and cash equivalents	840	1,004	627	580	126

		Net Capitalization	$15,348	$15,233	$15,932	$16,079	$16,028

		Net Debt to Net Capitalization Ratio (G)	33.6%	34.6%	38.6%	40.7%	41.9%
		Total Debt to Total Capitalization Ratio	37.1%	38.7%	41.0%	42.8%	42.3%

(A)
Amounts presented herein exclude debt under management and mortgage programs.
(B)
Each $1,000 principal amount is convertible into 33.4 shares of CD common stock during the first, second, third and fourth quarters of 2004 if the average price of CD common stock exceeds $21.59, $21.72, $21.86 and $21.99, respectively, during the stipulated measurement periods. Redeemable by the Company after February 13, 2004. Holders may require the Company to repurchase the notes on February 13, 2004, 2009 and 2014. Issued at a discount resulting in a yield-to-maturity of 2.5%. The Company intends to redeem these notes on February 13, 2004.
(C)
Each $1,000 principal amount is convertible into 39.08 shares of CD common stock if the average price of CD common stock exceeds $28.15 during the stipulated measurement periods. Redeemable by the Company after May 4, 2004. Holders may require the Company to repurchase the debentures on May 4, 2004, 2006, 2008, 2011 and 2016. 2003 redemptions eliminated approximately 33.5 million shares of potential dilution. The Company intends to redeem these debentures during second quarter 2004.
(D)
Each $1,000 principal amount is convertible into 41.58 shares of CD common stock during 2004 if the average price of CD common stock exceeds $28.32 during the stipulated measurement periods. Redeemable by the Company after November 27, 2004. Holders may require the Company to repurchase the debentures on November 27, 2004 and 2008. 2003 repurchases eliminated approximately 16.5 million shares of potential dilution. The Company intends to redeem these debentures during fourth quarter 2004.
(E)
Redeemable by the Company after May 1, 2004. The Company intends to redeem these notes during second quarter 2004.
(F)
As of December 31, 2003, this balance represents $201 million of realized gains resulting from the termination of interest rate hedges, which will be amortized by the Company to reduce future interest expense, partially offset by $170 million of mark to market adjustments on current interest rate hedges.
(G)
The "Net Debt to Net Capitalization Ratio" is useful in measuring the Company's leverage and indicating the strength of its financial condition. This ratio is calculated by dividing (i) net corporate debt (which reflects total debt adjusted to assume the application of available cash to reduce outstanding indebtedness) by (ii) net capitalization (which reflects total capitalization also adjusted for the application of available cash). A reconciliation of the "Net Debt to Net Capitalization Ratio" to the appropriate measure recognized under generally accepted accounting principles (Total Debt to Total Capitalization Ratio) is presented in the above table.

2

Table 6

Cendant Corporation and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Operating Activities
Net cash provided by (used in) operating activities exclusive of management and mortgage programs	$547	$681	$2,913	$(914)
Net cash provided by operating activities of management and mortgage programs	3,230	33	4,289	1,991

Net Cash Provided by Operating Activities	3,777	714	7,202	1,077

Investing Activities
Property and equipment additions	(154)	(164)	(463)	(399)
Net assets acquired, net of cash acquired, and acquisition-related payments	(93)	(366)	(327)	(1,381)
Proceeds received on asset sales	13	12	133	21
Proceeds from stockholder litigation settlement trust	—	—	—	1,410
Proceeds from disposition of business, net of transaction-related payments	—	(24)	—	1,151
Other, net	(2)	(2)	86	(35)

Net cash provided by (used in) investing activities exclusive of management and mortgage programs	(236)	(544)	(571)	767

Management and mortgage programs:
Net change in program cash	(176)	378	(110)	676
Net investment in vehicles	148	(500)	(1,756)	(2,655)
Net timeshare receivables and inventory	(355)	2	(216)	(79)
Net relocation receivables	(8)	20	(64)	60
Net mortgage servicing rights, related derivatives and mortgage-backed securities	(169)	(102)	(683)	(516)

	(560)	(202)	(2,829)	(2,514)

Net Cash Used in Investing Activities	(796)	(746)	(3,400)	(1,747)

Financing Activities
Proceeds from borrowings	5	634	2,593	637
Principal payments on borrowings	(264)	(649)	(3,479)	(2,111)
Issuances of common stock	199	10	446	112
Repurchases of common stock	(380)	(81)	(1,090)	(278)
Other, net	—	(26)	(86)	(56)

Net cash used in financing activities exclusive of management and mortgage programs	(440)	(112)	(1,616)	(1,696)

Management and mortgage programs:
Proceeds from borrowings	5,187	5,746	27,757	15,171
Principal payments on borrowings	(7,454)	(5,402)	(28,495)	(14,614)
Net change in short-term borrowings	(426)	(308)	(702)	(114)
Other	(15)	—	(25)	(8)

	(2,708)	36	(1,465)	435

Net Cash Used in Financing Activities	(3,148)	(76)	(3,081)	(1,261)

Effect of changes in exchange rates on cash and cash equivalents	3	29	(7)	41
Cash provided by discontinued operations	—	—	—	74

Net increase (decrease) in cash and cash equivalents	(164)	(79)	714	(1,816)
Cash and cash equivalents, beginning of period	1,004	205	126	1,942

Cash and cash equivalents, end of period	$840	$126	$840	$126

2

Table 7

Cendant Corporation and Subsidiaries
CONSOLIDATED SCHEDULES OF FREE CASH FLOWS
(In millions)

Free Cash Flow is useful to management and the Company's investors in measuring the cash generated by the Company that is available to be used to repurchase stock, repay debt obligations, pay dividends and invest in future growth through new business development activities or acquisitions. Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity. Such metric may not be comparable to similarly titled measures used by other companies and is not a measurement recognized under generally accepted accounting principles. A reconciliation of Free Cash Flow to the appropriate measure recognized under generally accepted accounting principles (Net Cash Provided by Operating Activities) is presented below.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Pretax income	$441	$382	$2,231	$1,617
Addback of non-cash depreciation and amortization:
Non-program related	131	129	518	466
Pendings and listings	8	17	20	256
Tax refunds (payments), net	(60)	12	(2)	(63)
Working capital (A)	24	74	223	(357)
Capital expenditures	(154)	(164)	(463)	(399)
Other	16	79	56	38
Management and mortgage programs (B)	(38)	(133)	(5)	(88)

Free Cash Flow before Stockholder Litigation Payments	368	396	2,578	1,470
Stockholder litigation payments	—	—	—	(1,440)

Free Cash Flow	368	396	2,578	30
Current period acquisitions, net of cash acquired	(69)	(194)	(149)	(1,061)
Payments related to prior period acquisitions	(24)	(172)	(178)	(320)
Net repurchases of common stock	(181)	(71)	(644)	(166)
Net proceeds from (payments related to) disposition of business	—	(24)	—	1,151
Investments and other	1	1	(7)	24
Net repayments of borrowings	(259)	(15)	(886)	(1,474)

Net increase (decrease) in cash and cash equivalents (per Table 6)	$(164)	$(79)	$714	$(1,816)

(A)
The twelve months ended December 31, 2003 include approximately $200 million of proceeds received from the termination of interest rate swaps on corporate debt instruments.
(B)
Cash flows related to management and mortgage programs may fluctuate significantly from period to period due to the timing of the underlying management and mortgage program transactions (i.e., timing of mortgage loan origination versus sale). For the three months ended December 31, 2003 and 2002, the net cash flows from the activities of management and mortgage programs is reflected on Table 6 as follows: (i) net cash provided by operating activities of $3,230 million and $33 million, respectively, (ii) net cash used in investing activities of $560 million and $202 million, respectively, and (iii) net cash provided by (used in) financingactivities of ($2,708) million and $36 million, respectively. For the twelve months ended December 31, 2003 and 2002, the net cash flows from the activities of management and mortgage programs is reflected on Table 6 as follows: (i) net cash provided by operating activities of $4,289 million and $1,991 million, respectively, (ii) net cash used in investing activities of $2,829 million and $2,514 million, respectively, and (iii) net cash provided by (used in) financing activities of ($1,465) million and $435 million, respectively.

RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES
(In millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Free Cash Flow (per above)	$368	$396	$2,578	$30
Cash (inflows) outflows included in Free Cash Flow but not reflected in Net Cash Provided by Operating Activities:
Investing activities of management and mortgage programs	560	202	2,829	2,514
Financing activities of management and mortgage programs	2,708	(36)	1,465	(435)
Capital expenditures	154	164	463	399
Proceeds received on asset sales	(13)	(12)	(133)	(21)
Reductions to Net Cash Provided by Operating Activities but not reflected in Free Cash Flow:
Funds released from stockholder litigation settlement trust (a)	—	—	—	(1,410)

Net Cash Provided by Operating Activities (per Table 6)	$3,777	$714	$7,202	$1,077

	Full Year 2004 Projected
Free Cash Flow	$2,000 - $2,300
Cash outflows included in Free Cash Flow but not reflected in Net Cash Provided by Operating Activities:
Investing and financing activities of management and mortgage programs	1,975 - 2,625
Capital expenditures	525 - 575

Net Cash Provided by Operating Activities	$4,500 - $5,500

(a)
Represents payments made by the Company to the stockholder litigation settlement trust in 2001. Such funds were then released directly from the trust in 2002 to pay off a portion of the Company's stockholder litigation settlement liability. The extinguishment of the liability was reported as a reduction to net cash provided by operating activities during 2002 but is not reflected in Free Cash Flow during 2002, as such amount did not represent payments made by the Company during 2002.

2

Table 8

Cendant Corporation and Subsidiaries
ORGANIC GROWTH BY SEGMENT
(In millions)

Organic growth represents the results of our reportable operating segments excluding the impact of acquisitions, dispositions and other items that would affect the comparability of the period over period results. See Table 1 for the reported results of each of our operating segments.

	REVENUES			EBITDA
	Fourth Quarter			Fourth Quarter
	2003	2002	%*	2003	2002	%*
Real Estate Services
Mortgage (A)	$213	$246	(13%)
Other Real Estate Services (B)	1,370	1,265	8%

Total Real Estate Services (C)	1,583	1,511	5%	$261	$278	(6%)

Hospitality (D)	587	514	14%	133	114	16%
Travel Distribution (E)	376	381	(1%)	114	120	(5%)
Vehicle Services (F)	1,129	1,116	1%	86	71	22%

Total Travel Services	2,092	2,011	4%	333	305	9%

Financial Services (G)	250	273	(9%)	71	76	(6%)

Total Reportable Segments	$3,925	$3,795	3%	$665	$659	1%

	REVENUES			EBITDA
	Full Year			Full Year
	2003	2002	%*	2003	2002	%
Real Estate Services
Mortgage (H)	$1,002	$480	109%
Other Real Estate Services (I)	4,660	4,256	9%

Total Real Estate Services (J)	5,662	4,736	20%	$1,299	$826	57%

Hospitality (K)	2,234	2,096	7%	545	558	(2%)
Travel Distribution (L)	1,568	1,695	(8%)	477	526	(9%)
Vehicle Services (M)	4,225	4,235	—	412	408	1%

Total Travel Services	8,027	8,026	—	1,434	1,492	(4%)

Financial Services (N)	1,177	1,326	(11%)	372	445	(16%)

Total Reportable Segments	$14,866	$14,088	6%	$3,105	$2,763	12%

*
Amounts may not calculate due to rounding in millions.
(A)
Includes a reduction to revenue growth of $2 million related to the consolidation of Bishop's Gate Residential Mortgage Trust in July 2003 (pursuant to FASB Interpretation No. 46 ("FIN 46")).
(B)
Includes a reduction to revenue growth of $17 million primarily related to the acquisition of real estate brokerage businesses during or subsequent to fourth quarter 2002.
(C)
Includes a reduction to revenue growth of $19 million and an increase to EBITDA growth of $2 million primarily related to the acquisition of real estate brokerage businesses during or subsequent to fourth quarter 2002 and the consolidation of Bishop's Gate Residential Mortgage Trust in July 2003 (pursuant to FIN 46).
(D)
Includes increases to revenue and EBITDA growth of $2 million and $5 million, respectively, primarily related to the consolidation of Sierra Receivables Funding Corporation in September 2003 (pursuant to FIN 46) and the acquisition of FFD Development Company, LLC (February 2003).
(E)
Includes a reduction to revenue growth of $17 million and an increase to EBITDA growth of $7 million primarily related to the acquisitions of Trip Network, Inc. (March 2003), Neat Group (May 2003) and Travel 2 Ltd. (November 2003).
(F)
Includes a reduction to revenue growth of $219 million and an increase to EBITDA growth of $14 million primarily related to the November 2002 acquisition of the principal car and truck rental operations of Budget Group, Inc.
(G)
Includes a reduction to revenue growth of $117 million and an increase to EBITDA growth of $10 million primarily related to the consolidation of Trilegiant Corporation in July 2003 (pursuant to FIN 46).
(H)
Includes a reduction to revenue growth of $23 million related primarily related to the acquisition of certain mortgage operations during 2002.
(I)
Includes a reduction to revenue growth of $1,084 million primarily related to the acquisitions of NRT Incorporated (April 2002) and other real estate brokerage businesses during 2002.
(J)
Includes a reduction to revenue growth of $1,107 million and an increase to EBITDA growth of $33 million primarily related to the acquisitions of NRT Incorporated (April 2002) and other real estate brokerage businesses and certain mortgage operations during 2002.
(K)
Includes a reduction to revenue and EBITDA growth of $205 million and $21 million, respectively, primarily related to the acquisition of Novasol A.S. (April 2002), Trendwest Resorts, Inc. (April 2002), a European vacation rental company (October 2002), the acquisition of FFD Development Company, LLC (February 2003) and the consolidation of Sierra Receivables Funding Corporation in September 2003 (pursuant to FIN 46).
(L)
Includes a reduction to revenue growth of $91 million and an increase to EBITDA growth of $18 million primarily related to the acquisitions of Lodging.com (August 2002), several national distribution companies in Europe during 2002 and Trip Network, Inc. (March 2003).
(M)
Includes a reduction to revenue and EBITDA growth of $1,588 million and $30 million respectively, primarily related to the November 2002 acquisition of the principal car and truck rental operations of Budget Group, Inc.
(N)
Includes a reduction to revenue growth of $225 million and an increase to EBITDA growth of $14 million primarily related to the consolidation of Trilegiant Corporation in July 2003 (pursuant to FIN 46) and the acquisition of Tax Services of America, Inc. (January 2002).

2

QuickLinks

  Exhibit 99
  Table 1 (page 1 of 2)
Cendant Corporation and Subsidiaries SUMMARY DATA SHEET (Dollars in millions, except per share data)
  Table 1 (page 2 of 2)
Cendant Corporation and Subsidiaries SUMMARY DATA SHEET (Dollars in millions, except per share data)
  Table 2
Cendant Corporation and Subsidiaries CONSOLIDATED CONDENSED STATEMENTS OF INCOME (In millions, except per share data)
  Table 3 (page 1 of 2)
Cendant Corporation and Affiliates SEGMENT REVENUE DRIVER ANALYSIS (Revenue dollars in thousands)
  Table 3 (page 2 of 2)
Cendant Corporation and Affiliates SEGMENT REVENUE DRIVER ANALYSIS (Revenue dollars in thousands)
  Table 4
Cendant Corporation and Subsidiaries CONSOLIDATED CONDENSED BALANCE SHEETS (In billions)
  Table 5
Cendant Corporation and Subsidiaries SCHEDULE OF CORPORATE DEBT (A) (In millions)
  Table 6
Cendant Corporation and Subsidiaries CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (In millions)
  Table 7
Cendant Corporation and Subsidiaries CONSOLIDATED SCHEDULES OF FREE CASH FLOWS (In millions)
RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (In millions)
  Table 8
Cendant Corporation and Subsidiaries ORGANIC GROWTH BY SEGMENT (In millions)